Exhibit 99.1

Phase 2 ISLAND Study of REZPEG in SLE Topline Data Results February 23, 2023

This presentation includes forward - looking statements regarding Nektar’s proprietary drug candidates, the timing of the start and conclusion of ongoing or planned clinical trials, the timing and outcome of regulatory decisions, unaudited year - end cash and investments and sufficiency of working capital and future availability of clinical trial data. Actual results could differ materially and these statements are subject to important risks detailed in Nektar's filings with the SEC including the Form 10 - Q filed on November 4, 2022. Nektar undertakes no obligation to update forward - looking statements as a result of new information or otherwise. 2

REZPEG Phase 2 ISLAND Study Schematic Treatment Follow - up Endpoints Primary • Percent who achieve a ≥4 - point reduction in SLEDAI index 2000 score Secondary • Percent who achieve SRI - 4 response • Percent who achieve BICLA response • Percent who achieve LLDAS • Characterize PK Randomization 1:1 N=280 Arm A: 1800mcg Q2W SC REZPEG N ~ 70 Arm C: 300mcg Q2W SC REZPEG N ~ 70 Arm D: Placebo Comparator Placebo administered Q2W SC N ~ 70 Arm B: 900mcg Q2W SC REZPEG N ~ 70 SLEDAI: Systemic Lupus Erythematosus Disease Activity Index; SRI: Systemic Lupus Erythematosus Responder Index; BICLA: BILAG - based Combined Lupus Assessment; LLDAS: Lupus Low Disease Activity State 3 Screening Inclusion • Have a clinical diagnosis of SLE at least 24 weeks prior to screening. • Have a total Systemic Lupus Erythematosus Disease Activity Index 2000 (SLEDAI - 2K) score ≥6 during screening. • Have a clinical SLEDAI - 2K score ≥4 at randomization. • Have active arthritis and/or active rash. Exclusion • Have severe active lupus nephritis. • Have active central nervous system (CNS) lupus. • Have a history or presence of cardiovascular, respiratory, hepatic, gastrointestinal, endocrine, hematological, neurological, or neuropsychiatric disorders or any other serious and/or unstable illness that, in the opinion of the investigator, could constitute an unacceptable risk when taking investigational product or interfere with the interpretation of data. • Have a current or recent clinically serious viral, bacterial, fungal, or parasitic infection.

• Primary endpoint (SLEDAI - 2K) was not chosen as critical success factor • No drug has been approved in lupus on SLEDAI - 2K • SRI - 4 endpoint used as basis for approval in 2011 • BICLA endpoint used as basis for approval in 2021 • Each dose level considered independently • Criteria: • SRI - 4: 17 - 22% low threshold range; >22% high threshold • BICLA: 10 - 16% low threshold range; >16% high threshold • Most recent endpoint supporting approval of anifrolumab • Study was not statistically powered for these secondary clinical endpoints 4 Phase 3: 12% of patients had placebo - adjusted SRI - 4 response with belimumab 1 Phase 3: Range of 16 to 17% of patients had placebo - adjusted BICLA response with anifrolumab 2 • Range of 6 to 18% placebo - adjusted SRI - 4 response Source: 1 Benlysta [package insert]. Rockville, MD: GSK group of companies. 06/2018.; 2 Saphnelo [package insert]. Wilmington, DE: AstraZeneca. 07/2021. ISLAND Phase 2 Study: Prespecified Criteria that Lilly Used for Phase 3 Decision - Making

SRI - 4 (S ystemic Lupus Erythematosus Responder Index) 1 • SLEDAI: > 4 - point reduction from baseline • PGA: No worsening • BILAG: No worsening BICLA (British Isles Lupus Assessment Group - based Composite Lupus Assessment) 1 • SLEDAI: No worsening from baseline • PGA: No Worsening • BILAG: Improvement • BILAG: No Worsening SLEDAI (Systemic Lupus Erythematosus Disease Activity Index): Global index for the assessment of lupus disease activity in the preceding 10 days. It consists of 24 weighted clinical and laboratory variables of nine organ systems. 1 SLEDAI - 2K: SLEDAI - 2K allows persistent active disease in alopecia, mucous membrane ulcers, rash, and proteinuria to be scored. 1 LLDAS ( Lupus Low Disease Activity State ): The LLDAS was designed to reflect low SLE disease activity rather than changes in lupus activity. It can, therefore, be considered a more clinically relevant outcome in SLE studies compared with the SLE Responder Index (SRI) - 4. 3 BILAG (British Isles Lupus Assessment Group): The BILAG index is a clinical measure of lupus disease activity. It is valid, reliable and sensitive to change. Scoring in the BILAG index is based upon the physician's intention to treat. A flare of active lupus is defined as a new A or B score in at least one system. 2 PGA (Physician Global Assessment) : Visual analogue score (VAS) that reflects the clinician's judgment of overall Systemic Lupus Erythematosus (SLE) disease activity . The aim of this systematic literature review (SLR) is to describe and analyze the psychometric properties of PGA . 4 1. Ohmura, K. Modern Rheumatology (2021), 31 (1): 20 – 28.; 2. Gordon C, Sutcliffe N, Skan J, Stoll T, Isenberg DA. Definition and treatment of lupus flares measured by the BILAG index. Rheumatology (Oxford). 2003 Nov;42(11):1372 - 9. doi: 10.1093/rheumatology/keg382. Epub 2003 Jun 16. PMID: 12810926.; 3. Parodis I, Nikpour M How to use the Lupus Low Disease Activity State (LLDAS) in clinical trials Annals of the Rheumatic Diseases 2021;80:e119.; 4. medRxiv 2020.04.14.20064683; doi: https://doi.org/10.1101/2020.04.14.20064683 5 ISLAND Phase 2 Protocol: Definition of Secondary Clinical Endpoints

• Modified ITT: Randomized and received at least one dose of study medication • Modified ITT and BICLA Evaluable: Randomized, received at least one dose of study medication and had 1 BILAG A and/or 2 BILAG B at baseline • Per Protocol Population: All randomized patients who do not commit an Important Protocol Deviation (IPD) that could potentially compromise efficacy results • Safety Population : Received at least 1 dose of study intervention and did not discontinue the study for the reason “lost to follow - up” at the first post baseline visit 6 ISLAND Phase 2 Protocol: Definition of Study Populations Study Populations NRI Analysis: Missing data for dichotomous responder endpoints will be imputed using the non - responder imputation (NRI) method. Participants will be considered non - responders for the NRI analysis: 1) if they do not meet all the clinical response criteria; 2) they are noncompliant with concomitant medication rules; 3) they permanently discontinue study intervention at any time before the end of the treatment period for any reason; or 4) they are randomized and do not have at least 1 postbaseline observation.

ISLAND Phase 2 Study: Study Populations n (%) Placebo (n=74) REZPEG 300mcg (n=74) REZPEG 900mcg (n=70) REZPEG 1800mcg (n=73) REZPEG All Doses (n=217) Total (n=291) Modified Intent to Treat (mITT) 74 (100%) 74 (100%) 70 (100%) 73 (100%) 217 (100%) 291 (100%) Per Protocol (PP) 57 (77.0%) 58 (78.4%) 55 (78.6%) 52 (71.2%) 165 (76.0%) 222 (76.3%) Modified Intent to Treat (mITT) BICLA Evaluable 60 (81.1%) 59 (79.7%) 56 (80.0%) 60 (82.2%) 175 (80.6%) 235 (80.8%) Per Protocol (PP) BICLA Evaluable* 48 (84.2%) 46 (79.3%) 44 (80%) 41 (78.8%) 131 (79.4%) 179 (80.6%) Safety Population 74 (100%) 74 (100%) 70 (100%) 73 (100%) 217 (100%) 291 (100%) 7 *Denominator is per protocol

Demographic Placebo (n=74) REZPEG 300mcg (n=74) REZPEG 900mcg (n=70) REZPEG 1800mcg (n=73) Age (yrs) 42 40 41 40 Female (%) 91% 93% 91% 93% BMI (kg/m 2 ) 27 26 26 27 Race (%) White 62% 60% 64% 67% Asian 22% 27% 20% 21% Black/African American 7% 8% 6% 4% Geographical Region (%)* Latin America 27% 27% 29 8% 27% North America 22% 20% 20% 21% Europe 14% 14% 17% 15% Japan 5% 8% 4% 8% ISLAND Phase 2 Study: Baseline Demographics 8 *Other regions not included in this table

Country, n Placebo (n=74) REZPEG 300mcg (n=74) REZPEG 900mcg (n=70) REZPEG 1800mcg (n=73) Total (n=291) Argentina 8 12 11 13 44 United States 9 14 9 11 43 India 10 12 8 8 38 Ukraine 10 8 7 10 35 Mexico 12 8 9 7 36 Japan 4 6 3 6 19 Poland 0 5 7 4 16 Puerto Rico 7 1 5 3 16 Romania 6 4 2 2 14 Other* 8 4 9 9 30 *Other countries enrolling 5 patients or less each include Australia, Canada, Czech Republic, Germany, Hungary, Israel, Korea, Russia, Spain and Taiwan 9 ISLAND Phase 2 Study: REZPEG Country Enrollment

10 Disease Characteristic Placebo (n=74) REZPEG 300mcg (n=74) REZPEG 900mcg (n=70) REZPEG 1800mcg (n=73) SLEDAI 2K Mean Score 9.9 9.7 9.1 9.9 SLEDAI - 2K < 10 42% 39% 59% 47% ≥ 10 58% 61% 41% 53% Mucocutaneous Involvement (Yes) 99% 99% 94% 100% Musculoskeletal Involvement (Yes) 97% 97% 96% 97% Renal Involvement (Yes) 8% 4% 3% 11% Immunologic Involvement (Yes) 53% 53% 40% 49% Tender Joint Count (Mean) 10.7 11.0 10.6 10.2 Swollen Joint Count (Mean) 6.7 6.7 6.7 5.9 CLASI* Total Activity Score 5.1 6.0 5.7 6.6 ISLAND Phase 2 Study: Baseline Disease Characteristics 10 *Cutaneous Lupus Erythematosus Disease Area and Severity Index

11 Event, n (%) Placebo (n=74) REZPEG 300 mcg (n=74) REZPEG 900 mcg (n=70) REZPEG 1800 mcg (n=73) Discontinued 9 (12.2%) 18 (24.3%) 13 (18.6%) 29 (39.7%) Adverse Event 0 1 (1.4%) 6 (8.6%)** 10 (13.7%) Death 0 0 1 (1.4%) 0 Lack of Efficacy 0 2 (2.7%) 1 (1.4%) 0 Physician Decision 0 0 0 1 (1.4%) Withdrawal by Subject* 7 (9.4%) 13 (17.6%) 3 (4.3%) 16 (21.9%) Lost to Follow - up 0 1 (1.4%) 1 (1.4%) 1 (1.4%) Other* 2 (2.7%) 1 (1.4%) 1 (1.4%) 1 (1.4%) Treatment Discontinuations 11 *Specific reasons stated in text fields suggested many discontinuations in the 1800mcg were due to tolerability issues and lack of efficacy. **3 discontinuations were cited as related to study medications.

Treatment Emergent Adverse Events (TEAEs) Reported in ≥5% of Patients

Event, n (%)	Placebo (n=74)	REZPEG 300 mcg (n=74)	REZPEG 900 mcg (n=70)	REZPEG 1800 mcg (n=73)
Subjects with ≥1 Treatment Emergent Adverse Events (AEs)	21 (28.4%)	26 (35.1%)	29 (41.4%)	36 (49.3%)
Treatment Emergent AEs occurring in ≥5% of subjects				
Any infections and infestations	22 (29.7%)	21 (28.4%)	23 (32.9%)	20 (27.4%)
Pyrexia	0	3 (4.1%)	8 (11.4%)	11 (15.1%)
Injection site reaction	0	2 (2.7%)	5 (7.1%)	11 (15.1%)
Fatigue	0	3 (4.1%)	1 (1.4%)	6 (8.2%)
Pain	1 (1.4%)	1 (1.4%)	4 (5.7%)	2 (2.7%)
Arthralgia	1 (1.4%)	5 (6.8%)	1 (1.4%)	5 (6.8%)
Diarrhea	1 (1.4%)	5 (6.8%)	2 (2.9%)	1 (1.4%)
Alanine aminotransferase increase	2 (2.7%)	0	0	4 (5.5%)
Dizziness	1 (1.4%)	4 (5.4%)	0	0
Anemia	0	0	2 (2.9%)	4 (5.5%)
AEs leading to treatment discontinuation	0	1 (1.4%)	6 (8.6%)*	10 (13.6%)
Serious Adverse Events (SAEs)	5 (6.8%)	2 (2.7%)	7 (10%)	3 (4.1%)
Serious Adverse Events (SAEs) Related to Study Medication	2 (2.7%)	1 (1.4%)	1 (1.4%)	0
Deaths	0	0	1 (1.4%)^	0

NEKTAR

*3 AEs deemed related to study medication; ^Due to COVID-19 and not study medication; ^^ISRs reported in the TEAE table are self-reporting by the patient. Patients in the study also underwent independent ISR assessment. This assessment reported a percentage of patients with ISRs that showed ISRs were dose-dependent and were highest following the first dose in the study (85% at 1800mcg, 73% at 900mcg, 66% for 300mcg). ISRs generally declined over time (at week 24, 41% at 1800mcg, 44% at 900mcg, 39.6% for 300mcg). The majority of ISRs were mild. 6 of 217 REZPEG treated patients, all of these at the highest dose level, discontinued due to an AE of injection site reaction.

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• PK is approximately dose proportional over 300 to 1800mcg range and exposure levels are consistent with prior studies • Activated Treg increases observed in dose dependent manner consistent with prior studies • No changes to Tcon (CD4 and CD8) cells and consistent with prior studies • NK cell increases observed in dose - dependent manner over time especially at 1800mcg dose consistent with prior studies 13 ISLAND Phase 2 Study: PK/PD Observations

SLEDAI-2K: Primary Endpoint (mITT and PP) at Week 24



mITT
PP
50%
45%
40%
35%
30%
25%
20%
15%
10%
5%
0%
29.7%
33.3%
29.7%
34.5%
p = 0.309
8.8% Δ
38.6%
p = 0.06
13.9% Δ
47.3%
27.4%
32.7%
Placebo (n=74) (n=57)
REZPEG 300mcg (n=74) (n=58)
REZPEG 900mcg (n=70) (n=55)
REZPEG 1800mcg (n=73) (n=52)

NEKTAR mITT: modified intent-to-treat; PP: per protocol

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>16% ∆ was achieved 32.2% 20.0% 35.4% 37.0% 24.4% 30.0% 30% 0% 10% 20% 40% 50% 60% Placebo (n=60) (n=48) REZPEG 300mcg (n=59) (n=46) REZPEG 900mcg (n=56) (n=44) REZPEG 1800mcg (n=60) (n=41) mITT PP 19.1% ∆ 54.5% 16.4% ∆ 46.4% 15 BICLA Clinical Secondary Endpoint at Week 24 19.2% of patients enrolled into the study not eligible for BICLA baseline measurements mITT analysis was a secondary analysis and PP was exploratory analysis mITT: modified intent - to - treat; PP: per protocol

0% 5% 10% 50% 45% 40% 35% 30% 25% 20% 15% Placebo (n=74) (n=57) REZPEG 300mcg (n=74) (n=58) mITT PP 33.3% 34.5% 29.7% 29.7% 14.9% ∆ 47.3% 8.9% ∆ 38.6% 32.7% 27.4% REZPEG 900mcg (n=70) (n=55) REZPEG 1800mcg (n=73) (n=52) SRI - 4 Clinical Endpoint at Week 24 16 mITT: modified intent - to - treat; PP: per protocol mITT analysis was a secondary analysis and PP was exploratory analysis

• Primary endpoint (SLEDAI - 2K) was not chosen as critical success factor • No drug has been approved in lupus on SLEDAI - 2K • SRI - 4 endpoint used as basis for approval in 2011 • BICLA endpoint used as basis for approval in 2021 • Each dose level considered independently • Criteria: • SRI - 4: 17 - 22% low threshold range; >22% high threshold • BICLA: 10 - 16% low threshold range; >16% high threshold • Most recent endpoint supporting approval of anifrolumab • Study was not statistically powered for these secondary clinical endpoints REZPEG placebo - adjusted 900mcg dose level: • SRI - 4: 8.8% for mITT; 13.9% for PP • BICLA: 16.4% for mITT; 19.1% for PP BICLA components measure different levels of BILAG improvement, and the differences reported between SRI - 4 and BICLA may reflect different mechanisms of action and other variables between the two instruments* 17 ISLAND Phase 2 Study: Prespecified Criteria that Lilly Used for Phase 3 Decision - Making * Arthritis Rheumatol. 2021 Nov; 73(11): 2059 – 2068. Published online 2021 Sep 22. doi: 10.1002/art.41778

18 LLDAS Clinical Endpoint at 24 Weeks for mITT Population 0% 5% 35% 30% 25% 20% 15% mITT analysis was a 10% Placebo (n=74) (n=57) REZPEG 300mcg (n=74) (n=58) mITT PP 17.2% 15.8% 14.9% 13.5% 15.1% ∆ 30.9% 12.2% ∆ 25.7% 19.2% 16.4% REZPEG 900mcg (n=70) (n=55) REZPEG 1800mcg (n=73) (n=52) mITT: modified intent - to - treat; PP: per protocol secondary analysis and PP was exploratory analysis

12.2% 8.8% 16.4% 12.8% 15.2% 9.2% 14.5% 36.4% 0% 5% 10% 15% 35% 30% 25% 20% 40% LLDAS (n=70) SRI - 4 (n=70) BICLA (n=56) BILAG Joints SLEDAI Joints (n=61) (n=67) SLEDAI Arthritis & Rash Remission (n=70) BILAG Skin (n=57) CLASI - 50 (n=11) Demonstrated Activity of 900 mcg on multiple endpoints in mITT Population at Week 24 (placebo adjusted) Joint Involvement Skin Involvement 19 mITT: modified intent - to - treat

Q&A Session